UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Affymax, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0579396
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4001 Miranda Avenue Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-136125

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 105 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-136125, as amended, initially filed with the Securities and Exchange Commission on July 28, 2006 (the “Registration Statement”), and is incorporated herein by reference.

Item 2.            Exhibits.

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation currently in effect.

3.2*	Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.3*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

3.4*	Bylaws of the Company, currently in effect.

3.5*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.2*	Specimen Common Stock Certificate.

4.3*	Warrant to purchase shares of Series C Preferred Stock.

4.4*	Amended and Restated Investor Rights Agreement, dated September 7, 2006, between the Registrant and certain of its stockholders.

*  Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

Affymax, Inc.
(Registrant)

Date: December 14, 2006	By:	/s/ Arlene M. Morris
Arlene M. Morris,
President and Chief Executive Officer